Exhibit 99.1

Date: July 31, 2014	Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com

Investor Contacts:
Joanne Fairechio
732-378-4967
jfairechio@njresources.com

Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2014 THIRD-QUARTER EARNINGS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE

Strong Year-To-Date Results at NJR Energy Services Drives Growth

New Jersey Natural Gas $102.5 Million Infrastructure Investment Approved

WALL, NJ – New Jersey Resources (NYSE: NJR) today reported results for the third quarter of fiscal 2014 and reaffirmed increased net financial earnings (NFE) guidance for fiscal 2014.

A reconciliation of net income to NFE for the third quarter and first nine months of fiscal years 2014 and 2013 is provided below.

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2014	2013	2014	2013
Net (loss) income	$(14,274)	$29,155	$166,390	$134,830
Add:
Consolidated unrealized (gain) loss on derivative instruments	(6,585)	(44,148)	45,811	(23,682)
Effects of economic hedging related to natural gas inventory	38,139	13,440	(3,409)	(9,425)
Tax adjustments	(12,766)	11,291	(12,497)	12,172

Net financial earnings	$4,514	$9,738	$196,295	$113,895

Weighted Average Shares Outstanding
Basic	42,117	41,608	42,072	41,697
Diluted	42,117	41,732	42,456	41,820

Basic (loss) earnings per share	$(0.34)	$0.70	$3.95	$3.23

Basic net financial earnings per share	$0.11	$0.23	$4.67	$2.73

NFE is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments, net of applicable tax adjustments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

-more-

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2014 THIRD-QUARTER EARNINGS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Strong Year-To-Date Results at NJR Energy Services Drives Growth; New Jersey Natural Gas $102.5 Million Infrastructure Investment Approved

•	NJR Reports Net Financial Earnings

Fiscal 2014 year-to-date NFE at NJR totaled $196.3 million, or $4.67 per share, compared with $113.9 million, or $2.73 per share, during the first nine months of fiscal 2013. For the three-month period ended June 30, 2014, NFE were $4.5 million, or $0.11 per share, compared with $9.7 million, or $0.23 per share, during the same period last year.

	Three Months Ended June 30,		Nine Months Ended June 30,
(Thousands)	2014	2013	2014	2013
Net financial earnings (loss)
New Jersey Natural Gas	$4,882	$5,528	$79,564	$76,937
NJR Energy Services	(8,628)	2,097	90,153	21,479
NJR Clean Energy Ventures	3,865	(1,381)	20,286	9,078
NJR Midstream	1,896	1,541	5,584	5,600
NJR Home Service and Other	2,485	1,944	708	813

Sub-total	4,500	9,729	196,295	113,907
Eliminations	14	9	—	(12)

Total	$4,514	$9,738	$196,295	$113,895

Year-to-date NFE growth was driven by extremely strong results at NJR Energy Services (NJRES), the company’s wholesale provider of physical natural gas services and customized energy solutions, and NJR’s unregulated distributed power subsidiary, NJR Clean Energy Ventures (NJRCEV), as well as continued steady growth at New Jersey Natural Gas (NJNG), NJR’s regulated utility. Strong third-quarter results at NJRCEV were primarily offset by the anticipated loss at NJRES, which was due primarily to the seasonal use of natural gas, and year-round transportation and storage portfolio expenses.

“We’re having an extraordinary year, led by the results at three of our key subsidiaries,” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “On behalf of our board of directors, I would like to thank all our employees for their passion and commitment, which remain the driving force behind our ability to continually meet our customers’ expectations for safety, reliability and affordable service every day and, at the same time, deliver value to our shareowners.”

•	NJR Reaffirms Increased Fiscal 2014 Net Financial Earnings Guidance

Subject to the risks and uncertainties identified below under “Forward-Looking Statements,” NJR is reaffirming previously announced increased fiscal 2014 NFE guidance in a range of $4.00 to $4.20 per basic share.

-more-

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2014 THIRD-QUARTER EARNINGS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Strong Year-To-Date Results at NJR Energy Services Drives Growth; New Jersey Natural Gas $102.5 Million Infrastructure Investment Approved

The company is forecasting a net financial loss of between $0.47 and $0.67 per share in the fourth quarter of fiscal 2014. The forecasted fourth-quarter loss is due to the seasonal nature of NJRES and NJNG’s businesses and higher discretionary expenses, including the estimated impact of a voluntary early retirement program.

In fiscal 2014, NJR expects its regulated businesses, NJNG and NJR Midstream, to contribute 43 to 60 percent to NFE and, as in the past, expects NJNG to be the largest contributor to NFE. The following chart represents the contributions NJR currently expects from its businesses in fiscal 2014:

Company	Expected Fiscal 2014 Net Financial Earnings Contribution
New Jersey Natural Gas	40 to 50 percent
NJR Midstream	3 to 10 percent
Total Regulated	43 to 60 percent
NJR Energy Services	35 to 45 percent
NJR Clean Energy Ventures	5 to 15 percent
NJR Home Services	2 to 5 percent

Assuming a return to more normal weather, NJR expects NJRES will generate between 5 to 15 percent of total NFE in fiscal 2015 and beyond. The company expects its regulated businesses will contribute 65 to 80 percent of total NFE over the long term. Contributions from NJR’s various business segments are expected to return to previously announced levels in fiscal 2015 as shown in the chart below:

Company	Expected Fiscal 2015 and Beyond Net Financial Earnings Contribution
New Jersey Natural Gas	60 to 70 percent
NJR Midstream	5 to 10 percent
Total Regulated	65 to 80 percent
NJR Clean Energy Ventures	10 to 20 percent
NJR Energy Services	5 to 15 percent
NJR Home Services	2 to 5 percent

•	Board of Directors Declares Dividend

On July 15, 2014, NJR announced its board of directors unanimously declared a quarterly dividend of $0.42 per share on its common stock. The dividend will be payable on October 1, 2014, to shareowners of record on September 15, 2014. NJR has paid quarterly dividends continuously since its inception in 1952.

•	New Jersey Natural Gas

Fiscal 2014 year-to-date NFE at NJNG, the company’s regulated utility subsidiary, totaled $79.6 million, compared with $76.9 million for the first nine months of fiscal 2013. For the three-month period ended June 30, 2014, NFE totaled $4.9 million, compared with $5.5 million during the same period last year. The

-more-

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2014 THIRD-QUARTER EARNINGS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Strong Year-To-Date Results at NJR Energy Services Drives Growth; New Jersey Natural Gas $102.5 Million Infrastructure Investment Approved

improved year-to-date results were driven by higher utility gross margin from customer additions, incentive programs and regulatory initiatives, as well as the continued impact of accelerated infrastructure investments. The lower results in the third quarter were due primarily to higher operations and maintenance expenses and a higher effective tax rate, which more than offset higher gross margin from incentive programs. Lower forecasted cost of removing assets placed in service before 1980 resulted in an increased tax adjustment in the third fiscal quarter of 2014.

During the first nine months of fiscal 2014, NJNG added 5,151 new customers, compared with 5,301 in the same period last year. Of these customers, 2,463 were related to new construction, compared with 2,493 in the same period last year. Year-to-date, 3,125 customers, including 437 existing customers, converted to natural gas heat. These new and conversion customers, along with the addition of firm natural gas sales to existing customers, will contribute approximately $3.1 million annually to utility gross margin, a 15 percent increase over the same period last year.

“We continue to see positive signs in the residential new construction market,” continued Downes. “Combined with favorable service territory demographics and competitive natural gas pricing, we are well on our way to meeting our projected new customer additions goal of between 14,000 to 16,000 during fiscal 2014 and 2015. This will represent a new customer annual growth rate of about 1.5 percent.”

NJNG expects these new customers and conversions to contribute approximately $4 million annually to utility gross margin. For more information on utility gross margin, please see Non-GAAP Financial Information below.

•	$102.5 Million Infrastructure Investment Approved; Regulatory Update

On July 23, 2014, NJNG received approval from the New Jersey Board of Public Utilities (BPU) for its New Jersey Reinvestment in System Enhancement (NJ RISE) program. Through NJ RISE, NJNG will invest $102.5 million over a five-year period in six capital projects designed to enhance the resiliency of its natural gas distribution and transmission systems and help diminish the impact of major weather events in the future.

“The NJ RISE program will enable us to pursue storm-hardening and mitigation investments to best serve our customers in storm-prone areas surrounding the barrier island communities and other coastal areas of New Jersey in our service territory,” continued Downes.

These system enhancements, which align directly with the state’s appetite for energy resiliency and preparedness, will help mitigate future outages, improve NJNG’s service disruption response and strengthen the overall safety, reliability and integrity of its natural gas delivery system. NJNG will recover its capital investment costs through July 31, 2015 through an adjustment to its base rates in November 2015. The NJ RISE investments will earn a weighted average cost of capital of 6.74 percent, including a 9.75 percent return on equity (ROE) with a 53.5 percent common equity ratio. Additional cost recovery will be addressed in NJNG’s next base rate case scheduled to be filed no later than November 15, 2015.

In the first nine months of fiscal 2014, NJNG invested $33.7 million in its Safety Acceleration and Facility Enhancement (SAFE) program, a planned $130 million, four-year infrastructure investment. Through SAFE, NJNG will replace 276 miles of its distribution main to further ensure the reliability and integrity of its natural gas delivery system. The SAFE program includes the replacement of NJNG’s entire cast iron

-more-

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2014 THIRD-QUARTER EARNINGS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Strong Year-To-Date Results at NJR Energy Services Drives Growth; New Jersey Natural Gas $102.5 Million Infrastructure Investment Approved

distribution main and approximately 50 percent of its unprotected bare steel distribution main, along with the associated services. SAFE investments will earn a weighted average cost of capital of 6.9 percent, including a 9.75 percent ROE with a 53.5 percent common equity ratio.

Equipment manufacturing is underway for NJNG’s Howell, New Jersey, Liquefied Natural Gas (LNG) plant, which will give the company the ability to liquefy pipeline natural gas for peak-day use and reduce LNG transportation costs. The $35.7 million investment will benefit customers by reducing Basic Gas Supply Service costs and will create additional value for shareowners.

The company is currently evaluating route options for its Southern Reliability Link (SRL) project, an estimated $130 to $160 million investment, which will connect an interstate pipeline to NJNG’s transmission system in Ocean County, New Jersey, to support system reliability and redundancy.

•	Conservation Incentive Program Continuation Approved

In the third quarter of fiscal 2014, NJNG received approval from the BPU to continue its Conservation Incentive Program (CIP). As a result of this action, there is no future expiration date for the CIP; however, it is subject to review in a future rate filing in 2017. Separately, the company has proposed a reduction to its CIP rates that would result in a bill decrease for residential and commercial customers, effective October 1, 2014.

First enacted in 2006, the CIP enables NJNG to more actively encourage savings for customers through conservation and energy-efficiency improvements, while allowing NJNG to maintain sufficient operating revenues that might otherwise be impacted by declines in usage patterns. By eliminating the link between usage and margin recoveries, NJNG is in a stronger position to help customers manage their energy bills. Additionally, rate impacts continue to be subject to tariff requirements, which ensure protection for customers.

Since its inception, the CIP has helped customers reduce their natural gas usage by 295 million therms, saving a total of $305 million. These conservation actions reduce greenhouse gas emissions and help customers save energy and money, supporting the state’s environmental goals without impacting NJNG’s gross margin.

•	The SAVEGREEN Project® Encourages Energy Savings

In the first nine months of fiscal 2014, The SAVEGREEN Project, NJNG’s energy-efficiency program, invested $24.7 million on grants, incentives and NJNG’s On-Bill Repayment Program (OBRP) to help make the investment in high-efficiency natural gas equipment and energy-efficient upgrades more affordable for NJNG customers. During the same period, SAVEGREEN performed 3,432 home energy audits to identify additional energy-efficiency opportunities with an emphasis on whole-house improvements to further increase energy savings for customers. Year-to-date, 1,690 NJNG customers have taken advantage of the OBRP.

Since its inception in 2009, SAVEGREEN grants, incentives and OBRP loans, totaling $85.2 million, have helped over 31,447 customers reduce energy consumption and lower their bills, supporting the state’s environmental goals and its mandate to reduce energy costs for residents. NJNG’s SAVEGREEN energy-efficiency programs are in place through June 30, 2015.

-more-

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2014 THIRD-QUARTER EARNINGS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Strong Year-To-Date Results at NJR Energy Services Drives Growth; New Jersey Natural Gas $102.5 Million Infrastructure Investment Approved

In total, NJNG plans to invest approximately $138 million in SAVEGREEN grants, financial incentives and the OBRP over the life of the program. The company is authorized to earn an overall return on its SAVEGREEN investments, ranging from 6.9 to 7.76 percent, with a ROE ranging from 9.75 to 10.3 percent. The recovery period varies from two to 10 years, depending on the type of energy-efficiency investment.

•	Compressed Natural Gas Refueling Stations on Track to Open This Year

NJNG is investing approximately $10 million in three compressed natural gas (CNG) refueling stations throughout its service territory. Construction contracts have been awarded for all three projects and the company expects to break ground on all three stations this summer.

The host sites, located at Waste Management, Inc. of Toms River, Ocean County, the Middletown Department of Public Works and Shore Point Distributing Company, Inc. of Freehold Township, both in Monmouth County, will be the first to open to the public in each of these counties.

NJNG will install, own and maintain the CNG infrastructure for all three stations, and the host companies will be required to initially use at least 20 percent of the refueling capacity and open the stations to the public on a 24/7 basis. These new CNG fueling stations align with the state’s public policy goal to encourage the use of natural gas vehicles and give New Jersey residents and businesses easier access to cleaner, cost-effective fuel options. NJNG expects all three CNG stations to be operational in calendar year 2014. NJNG is authorized by the BPU to earn an overall return of 7.1 percent, including a 10.3 percent ROE on these investments.

•	New Jersey Natural Gas Supply Incentive Program

For the three-month period ended June 30, 2014, NJNG’s gross margin-sharing incentive programs, which include off-system sales, capacity release, storage optimization and financial risk management programs, contributed $5.9 million to utility gross margin, compared with $1.9 million during the same period last year. During the first nine months of fiscal 2014, these incentives contributed $10.4 million to utility gross margin, compared with $6 million for the same period last year. The higher results in both periods were due primarily to increased margins in the storage incentive program, driven mainly by lower natural gas prices as well as timing of storage injections. NJNG capacity release margins were also higher during both periods, primarily due to an increase in the amount of volumes released and the value of capacity as a result of increased market area volatility.

NJNG shares the gross margin earned from these incentive programs with customers and shareowners, according to a gross margin-sharing formula authorized by the BPU that is in place through October 31, 2015. Since their inception in 1992, these incentive programs have saved customers approximately $685 million.

•	Strong Year-To-Date Results at NJR Energy Services

Year-to-date NFE at NJR Energy Services (NJRES), the company’s wholesale provider of physical natural gas services and customized energy solutions, were $90.2 million, compared with $21.5 million in the first nine months of fiscal 2013. These exceptionally strong results were due primarily to significantly increased demand for natural gas in regions affected by the sustained extreme cold weather this past winter across the United States, especially in the Midwest.

-more-

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2014 THIRD-QUARTER EARNINGS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Strong Year-To-Date Results at NJR Energy Services Drives Growth; New Jersey Natural Gas $102.5 Million Infrastructure Investment Approved

For the three-month period ended June 30, 2014, NJRES reported a net financial loss of $8.6 million, compared with NFE of $2.1 million in the same period last year. The seasonal nature of natural gas usage in addition to year-round transportation and storage portfolio expenses combined with the cost of unwinding hedges associated with natural gas sales in the second quarter of fiscal 2014, contributed to the expected net financial loss in the third fiscal quarter.

Over the course of the past several years, NJRES has restructured its portfolio of storage and pipeline capacity assets to reflect the changing dynamics in the natural gas industry and position the company to serve the growing market for physical natural gas services. “During this past winter, NJRES effectively utilized its strategically located assets across North America, including the Marcellus region and Midwest, to meet the needs of its diverse customer base and create significant value for our shareowners,” continued Downes. NJRES’ asset portfolio currently consists of approximately 47 Bcf of firm storage contracts and 1.4 Bcf/day of firm transportation contracts.

•	Strong Earnings at NJR Clean Energy Ventures; The Sunlight Advantage® Grows

Fiscal 2014 year-to-date NFE at NJR Clean Energy Ventures (NJRCEV), the company’s unregulated distributed power subsidiary, were $20.3 million, compared with $9.1 million in the first nine months of fiscal 2013. For the three-month period ended June 30, 2014, NJRCEV reported NFE of $3.9 million, compared with a net financial loss of $1.4 million in the same period last year. The higher results in both periods were due primarily to increased investment tax credits (ITCs) from higher capital expenditures to be placed into service in fiscal 2014, compared with fiscal 2013, and the receipt of a one-time credit support payment related to a change in ownership at the site of one of NJRCEV’s commercial solar projects.

During the third quarter of fiscal 2014, NJRCEV placed into service a 9.2 megawatt (MW) ground-mounted, grid-connected commercial solar system in West Pemberton, New Jersey. This project, in addition to two other ground-mounted commercial solar systems placed in service in the first nine months of fiscal 2014, represent a total capacity of 10.9 MWs and $28.8 million.

Currently, NJRCEV has two commercial solar projects under construction. NJRCEV expects to place into service a $15.9 million, 6.1 MW grid-connected system in North Hanover, New Jersey in the fourth quarter of fiscal 2014. Additionally, NJRCEV expects to place into service a $26.9 million, 10 MW grid-connected system in Howell, New Jersey during the first quarter of fiscal 2015. In fiscal 2014, NJRCEV expects to place into service a total of $44.7 million in commercial solar systems, compared with $33.1 million in fiscal 2013.

The Sunlight Advantage, NJRCEV’s residential solar lease program, added 739 customers, totaling 7.2 MWs of capacity, during the first nine months of fiscal 2014, bringing the total number of customers to 2,825 since the program’s inception. The Sunlight Advantage provides savings to eligible homeowners through both roof- and ground-mounted solar systems with no upfront installation or maintenance costs. NJRCEV expects to invest approximately $31.5 million in residential solar systems in fiscal 2014, compared with $29 million in fiscal 2013.

NJR’s effective tax rate is significantly impacted by the amount of tax credits that are forecasted to be earned during the fiscal year. GAAP requires NJR to estimate its annual effective tax rate and use this rate to calculate its year-to-date tax provision. Based on projects completed in the first nine months of fiscal 2014, and NJRCEV’s forecast of projects to be completed for the balance of the fiscal year, NJR’s estimated annual

-more-

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2014 THIRD-QUARTER EARNINGS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Strong Year-To-Date Results at NJR Energy Services Drives Growth; New Jersey Natural Gas $102.5 Million Infrastructure Investment Approved

effective tax rate is 28.2 percent. Accordingly, $17.8 million related to tax credits, net of deferred taxes, were recognized in the first nine months of fiscal 2014, compared with $13.1 million, net of deferred taxes, in the same period last year. For NFE purposes, the effective tax rate for fiscal 2014 is estimated at 28.4 percent and $20.9 million of tax credits were recognized in the first nine months of fiscal 2014, compared with $13.1 million last year. For further discussion of this tax adjustment and reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

The estimated effective tax rate is based on information and assumptions that are subject to change, and may have a material impact on quarterly and annual net financial earnings. Factors considered by management in estimating completion of projects during the fiscal year include, but are not limited to, board of directors’ approval, regulatory approval, execution of various contracts, including power purchase agreements, construction logistics, permitting and interconnection completion. See the “Forward-Looking Statements” section of this news release for further information regarding the inherent risks associated with solar investments.

•	NJR Clean Energy Ventures Places First Onshore Wind Project into Service

In the third quarter of fiscal 2014, NJRCEV placed its first onshore wind project into service. The Two Dot Wind Farm, located on 176 acres in Two Dot, Montana, consists of six, General Electric 1.62 MW, 87-meter rotor diameter wind turbines with a capacity of 9.7 MWs. The energy and clean energy credits generated from Two Dot will be sold to a regional utility through a 25-year power purchase agreement. This approximate $22 million investment, which is owned and operated by NJRCEV, qualifies for federal production tax credits (PTCs), that are based on kilowatt-hour output and are expected to provide annuity-like returns.

“Wind energy offers us the opportunity to further diversify our distributed power portfolio, and will play an increasingly important role in our renewable investment strategy,” continued Downes.

Construction continues on NJRCEV’s second onshore wind farm, a 20 MW, $42 million investment in Carroll County, Iowa, which NJR expects to be operational in the second quarter of fiscal 2015. Like Two Dot, NJRCEV will construct, own and operate the wind farm and the energy and clean energy credits it generates will be sold to a regional utility through a 25-year power purchase agreement. This project will also qualify for federal PTCs.

Both the Two Dot and Carroll Area Wind Farms are shovel-ready projects purchased from OwnEnergy, Inc., a developer of midsize and community wind projects. In 2012, NJRCEV acquired an approximate 19 percent ownership position in OwnEnergy, with an option, but not the obligation, to purchase projects that fit NJR’s investment profile.

•	Long-Term Outlook for NJR Clean Energy Ventures

Over the next several years, NJRCEV expects a declining percentage of its NFE to come from ITCs associated with solar investments. Looking out through fiscal 2017, NJRCEV anticipates its existing projects will benefit from Solar Renewable Energy Certificate (SREC) prices the company expects will continue to improve based on a decline in solar construction, higher renewable portfolio standards (RPS) and an increased likelihood of a return to a market where RPS requirements will exceed installed capacity by 2017.

-more-

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2014 THIRD-QUARTER EARNINGS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Strong Year-To-Date Results at NJR Energy Services Drives Growth; New Jersey Natural Gas $102.5 Million Infrastructure Investment Approved

NJRCEV continues to focus on diversifying its distributed power portfolio to include small- to mid-sized onshore wind projects, supported by long-term power purchase agreements, such as the Two Dot and Carroll Area Wind Farms and investments in combined heat and power, thereby reducing its reliance on ITCs.

In fiscal 2015, NJRCEV expects to generate between 10 to 20 percent of total NFE.

•	Midstream Investments

NJR’s natural gas midstream asset segment, NJR Midstream, reported year-to-date NFE of $5.6 million, the same as in the first nine months of fiscal 2013. For the three-month period ended June 30, 2014, NFE was $1.9 million, compared with $1.5 million in the third fiscal quarter of 2013.

NJR Midstream consists of two Federal Energy Regulatory Commission (FERC)-regulated investments, NJR’s 50 percent equity ownership in Steckman Ridge, a 12 Bcf natural gas storage facility in southwestern Pennsylvania jointly owned with Spectra Energy, and NJR’s 5.53 percent equity investment in Iroquois Pipeline, which delivers natural gas to the New England and New York markets.

•	NJR Home Services Update

In the third quarter of fiscal 2014, NFE at NJR Home Services (NJRHS), the company’s unregulated retail and appliance service subsidiary, were $2 million, compared with $1.8 million in the third quarter of fiscal 2013. NJRHS generated NFE of $283,000 in the first nine months of fiscal 2014, compared with $688,000 in the same period last year when NJRHS experienced higher-than-expected generator and plumbing installation sales as a result of Superstorm Sandy.

NJRHS offers home energy solutions for customer comfort, including equipment sales and installations, solar lease and purchase plans and a recently expanded service contract product line that now includes electric, plumbing and standby generator contracts. NJRHS’ expanded service territory now includes Monmouth, Ocean, Middlesex, Morris, Sussex, Warren and Hunterdon counties in New Jersey. Currently, NJRHS serves approximately 119,000 service contract customers.

Webcast Information

NJR will host a live webcast to discuss its financial results today at 10 a.m. ET. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations.” Scroll down and click “Investor Information” on the left side of the page and select “Events & Presentations” then click on the webcast link.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management’s current expectations and beliefs, as of this date, concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this release includes, but is not limited

-more-

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2014 THIRD-QUARTER EARNINGS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Strong Year-To-Date Results at NJR Energy Services Drives Growth; New Jersey Natural Gas $102.5 Million Infrastructure Investment Approved

to, certain statements regarding NJR’s NFE guidance for fiscal 2014, forecasted contribution of business segments to fiscal 2014 and 2015 NFE, expected contribution by NJNG’s new customers to utility gross margin, expected number of new customers of NJNG, SREC prices, estimated capital expenditures and planned investments in fiscal 2014 and beyond by NJNG, including those related to SAVEGREEN, SAFE and NJ RISE, planned compressed natural gas fueling stations, the long-term outlook for NJRCEV, diversification of NJRCEV’s strategy, NJRCEV’s future investments in solar projects and the Two Dot and Carroll Area wind farms.

The factors that could cause actual results to differ materially from NJR’s expectations include, but are not limited to, weather and economic conditions; demographic changes in the NJNG service territory and their effect on NJNG’s customer growth; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s BGSS incentive programs, NJRES’ operations and on the company’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the Company; the impact of volatility in the credit markets on our access to capital; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and post-employment benefit plans as a result of downturns in the financial markets, a lower discount rate, and impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties and liquidity in the wholesale energy trading market; the ability to obtain governmental approvals and/or financing for the construction, development and operation of certain non-regulated energy investments; risks associated with the management of the company’s joint ventures and partnerships; risks associated with our investments in renewable energy projects and our investments in an onshore wind developer, including the availability of regulatory and tax incentives, logistical risks and potential delays related to construction, permitting, regulatory approvals and electric grid interconnection, the availability of viable projects and NJR’s eligibility for ITCs and PTCs, the future market for SRECs and operational risks related to projects in service; timing of qualifying for ITCs due to delays or failures to complete planned solar energy projects and the resulting effect on our effective tax rate and earnings; regulatory approval of NJNG’s planned infrastructure programs; the level and rate at which NJNG’s costs and expenses (including those related to restoration efforts resulting from Superstorm Sandy) are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce, including a work stoppage; the regulatory and pricing policies of federal and state regulatory agencies; the costs of compliance with the proposed regulatory framework for over-the-counter derivatives; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in accounting standards; the disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; risks related to cyber-attack of failure of information technology systems; and the impact of natural disasters, terrorist activities, and other extreme events on our operations and customers, including any impacts to utility gross margin, and restoration costs. The aforementioned factors are detailed in the “Risk Factors” sections of our Annual Report on Form 10-K filed on November 26, 2013, as filed with the Securities and Exchange Commission (SEC), which is available on the SEC’s website at sec.gov. Information included in this release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained

-more-

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2014 THIRD-QUARTER EARNINGS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Strong Year-To-Date Results at NJR Energy Services Drives Growth; New Jersey Natural Gas $102.5 Million Infrastructure Investment Approved

in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information

This press release includes the non-GAAP measures NFE (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJRCEV, as such adjustment is related to tax credits generated by NJRCEV.

NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Natural gas costs, sales and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7 and most recent Form 10-Q, Part I, Item 2.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that provides safe and reliable natural gas and clean energy services, including transportation, distribution and asset management. With annual revenues in excess of $3 billion, NJR is comprised of five primary businesses:

•	New Jersey Natural Gas is NJR’s principal subsidiary that operates and maintains 7,000 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris and Middlesex counties.

-more-

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2014 THIRD-QUARTER EARNINGS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Strong Year-To-Date Results at NJR Energy Services Drives Growth; New Jersey Natural Gas $102.5 Million Infrastructure Investment Approved

•	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•	NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity in excess of 85 megawatts, providing residential and commercial customers with low-carbon solutions.

•	NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its equity ownership in a natural gas storage facility and a transportation pipeline, both of which are Federal Energy Regulatory Commission, or FERC-regulated investments.

•	NJR Home Services provides heating, central air conditioning, standby generators, solar and other indoor and outdoor comfort products to residential homes and businesses throughout New Jersey and serves approximately 119,000 service contract customers.

NJR and its more than 900 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

Visit www.njresources.com.

Follow us on Twitter @NJNaturalGas.

“Like” us on facebook.com/NewJerseyNaturalGas.

Download our free NJR investor relations app for iPad and iPho

-more-

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2014 THIRD-QUARTER EARNINGS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Strong Year-To-Date Results at NJR Energy Services Drives Growth; New Jersey Natural Gas $102.5 Million Infrastructure Investment Approved

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

NEW JERSEY RESOURCES

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2014	2013	2014	2013
A reconciliation of Net income at NJR to Net financial earnings, is as follows:

Net (loss) income	$(14,274)	$29,155	$166,390	$134,830
Add:
Consolidated unrealized (gain) loss on derivative instruments	(6,585)	(44,148)	45,811	(23,682)
Effects of economic hedging related to natural gas inventory	38,139	13,440	(3,409)	(9,425)
Tax adjustments	(12,766)	11,291	(12,497)	12,172

Net financial earnings	$4,514	$9,738	$196,295	$113,895

Weighted Average Shares Outstanding
Basic	42,117	41,608	42,072	41,697
Diluted	42,117	41,732	42,456	41,820

Basic net financial earnings per share	$0.11	$0.23	$4.67	$2.73

NJR ENERGY SERVICES
The following table is a computation of Financial margin at Energy Services:
Operating revenues	$560,633	$633,533	$2,439,926	$1,741,081
Less: Gas purchases	599,773	593,730	2,311,718	1,661,362
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(7,101)	(45,267)	46,357	(24,312)
Effects of economic hedging related to natural gas inventory	38,139	13,440	(3,409)	(9,425)

Financial margin	$(8,102)	$7,976	$171,156	$45,982

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to Financial margin is as follows:
Operating (loss) income	$(44,554)	$35,782	$101,045	$68,541
Add:
Operation and maintenance expense	5,033	3,595	25,992	10,190
Depreciation and amortization	15	10	40	32
Other taxes	366	416	1,131	956

Subtotal – Gross margin	(39,140)	39,803	128,208	79,719
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(7,101)	(45,267)	46,357	(24,312)
Effects of economic hedging related to natural gas inventory	38,139	13,440	(3,409)	(9,425)

Financial margin	$(8,102)	$7,976	$171,156	$45,982

A reconciliation of Energy Services Net income to Net financial earnings, is as follows:
Net (loss) income	$(28,254)	$22,222	$62,996	$42,812
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(7,101)	(45,267)	46,357	(24,312)
Effects of economic hedging related to natural gas inventory	38,139	13,440	(3,409)	(9,425)
Tax adjustments	(11,412)	11,702	(15,791)	12,404

Net financial (loss) earnings	$(8,628)	$2,097	$90,153	$21,479

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2014	2013	2014	2013
NJR CLEAN ENERGY VENTURES
A reconciliation of Clean Energy Ventures Net income to Net financial earnings, is as follows:
Net income (loss)	$5,029	$(1,381)	$17,193	$9,078
Add:
Tax adjustments	(1,164)	—	3,093	—

Net financial earnings (loss)	$3,865	$(1,381)	$20,286	$9,078

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2014 THIRD-QUARTER EARNINGS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Strong Year-To-Date Results at NJR Energy Services Drives Growth; New Jersey Natural Gas $102.5 Million Infrastructure Investment Approved

NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2014	2013	2014	2013
OPERATING REVENUES
Utility	$111,383	$119,022	$739,380	$689,621
Nonutility	576,874	648,447	2,406,851	1,774,752

Total operating revenues	688,257	767,469	3,146,231	2,464,373

OPERATING EXPENSES
Gas purchases
Utility	39,546	55,708	298,694	356,069
Nonutility	599,530	593,534	2,310,930	1,660,528
Operation and maintenance	45,995	43,630	149,291	126,767
Regulatory rider expenses	9,337	6,258	67,380	44,014
Depreciation and amortization	13,620	11,942	39,014	34,966
Energy and other taxes	9,437	9,397	50,894	50,869

Total operating expenses	717,465	720,469	2,916,203	2,273,213

OPERATING (LOSS) INCOME	(29,208)	47,000	230,028	191,160
Other income	10,952	1,238	12,791	4,284
Interest expense, net	6,507	6,008	19,108	17,579

(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(24,763)	42,230	223,711	177,865
Income tax (benefit) provision	(7,808)	15,297	65,377	51,342
Equity in earnings of affiliates	2,681	2,222	8,056	8,307

NET (LOSS) INCOME	$(14,274)	$29,155	$166,390	$134,830

(LOSS) EARNINGS PER COMMON SHARE
BASIC	$(0.34)	$0.70	$3.95	$3.23
DILUTED	$(0.34)	$0.70	$3.92	$3.22

DIVIDENDS DECLARED PER COMMON SHARE	$.42	$.40	$1.26	$1.20

AVERAGE SHARES OUTSTANDING
BASIC	42,117	41,608	42,072	41,697
DILUTED	42,117	41,732	42,456	41,820

-more-

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2014 THIRD-QUARTER EARNINGS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Strong Year-To-Date Results at NJR Energy Services Drives Growth; New Jersey Natural Gas $102.5 Million Infrastructure Investment Approved

NEW JERSEY RESOURCES

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2014	2013	2014	2013
Operating Revenues
Natural Gas Distribution	$111,383	$119,022	$739,380	$689,621
Energy Services	560,633	633,533	2,439,926	1,741,081
Clean Energy Ventures	3,155	2,563	8,007	7,182
Midstream	—	—	—	—
Retail and Other	13,798	13,704	31,896	32,842

Sub-total	688,969	768,822	3,219,209	2,470,726
Eliminations	(712)	(1,353)	(72,978)	(6,353)

Total	$688,257	$767,469	$3,146,231	$2,464,373

Operating Income (Loss)
Natural Gas Distribution	$13,045	$10,339	$132,400	$124,438
Energy Services	(44,554)	35,782	101,045	68,541
Clean Energy Ventures	(2,203)	(1,988)	(7,176)	(5,338)
Midstream	(202)	(190)	(721)	(611)
Retail and Other	4,136	3,119	689	1,402

Sub-total	(29,778)	47,062	226,237	188,432
Eliminations	570	(62)	3,791	2,728

Total	$(29,208)	$47,000	$230,028	$191,160

Equity in Earnings of Affiliates
Midstream	$3,511	$3,052	$10,594	$11,012
Eliminations	(830)	(830)	(2,538)	(2,705)

Total	$2,681	$2,222	$8,056	$8,307

Net income (loss)
Natural Gas Distribution	$4,882	$5,528	$79,564	$76,937
Energy Services	(28,254)	22,222	62,996	42,812
Clean Energy Ventures	5,029	(1,381)	17,193	9,078
Midstream	1,896	1,541	5,584	5,600
Retail and Other	2,485	1,944	708	813

Sub-total	(13,962)	29,854	166,045	135,240
Eliminations	(312)	(699)	345	(410)

Total	$(14,274)	$29,155	$166,390	$134,830

Net financial earnings (loss)
Natural Gas Distribution	$4,882	$5,528	$79,564	$76,937
Energy Services	(8,628)	2,097	90,153	21,479
Clean Energy Ventures	3,865	(1,381)	20,286	9,078
Midstream	1,896	1,541	5,584	5,600
Retail and Other	2,485	1,944	708	813

Sub-total	4,500	9,729	196,295	113,907
Eliminations	14	9	—	(12)

Total	$4,514	$9,738	$196,295	$113,895

Throughput (Bcf)
NJNG, Core Customers	11.6	10.7	70.1	63.6
NJNG, Off System/Capacity Management	53.8	31.4	124.0	103.7
NJRES Fuel Mgmt. and Wholesale Sales	127.0	152.7	469.1	458.0

Total	192.4	194.8	663.2	625.3

Common Stock Data
Yield at June 30	2.9%	3.9%	2.9%	3.9%
Market Price
High	$57.68	$47.60	$57.68	$47.60
Low	$47.70	$40.97	$42.54	$38.51
Close at June 30	$57.16	$41.53	$57.16	$41.53
Shares Out. at June 30	42,168	41,380	42,168	41,380
Market Cap. at June 30	$2,410,298	$1,718,511	$2,410,298	$1,718,511

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2014 THIRD-QUARTER EARNINGS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Strong Year-To-Date Results at NJR Energy Services Drives Growth; New Jersey Natural Gas $102.5 Million Infrastructure Investment Approved

NATURAL GAS DISTRIBUTION

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer & weather data)	2014	2013	2014	2013
Utility Gross Margin
Operating revenues	$111,383	$119,022	$739,380	$689,621
Less:
Gas purchases	40,373	56,559	373,982	363,646
Energy and other taxes	6,404	6,852	43,330	43,619
Regulatory rider expense	9,337	6,258	67,380	44,014

Total Utility Gross Margin	$55,269	$49,353	$254,688	$238,342

Utility Gross Margin, Operating Income and Net Income
Residential	$29,336	$28,277	$152,934	$147,398
Commercial, Industrial & Other	8,532	8,460	38,960	38,112
Firm Transportation	11,356	10,555	52,029	46,450

Total Firm Margin	49,224	47,292	243,923	231,960
Interruptible	190	165	411	368

Total System Margin	49,414	47,457	244,334	232,328
Off System/Capacity Management/FRM/Storage Incentive	5,855	1,896	10,354	6,014

Total Utility Gross Margin	55,269	49,353	254,688	238,342
Operation and maintenance expense	30,466	28,414	88,417	82,310
Depreciation and amortization	10,567	9,537	30,374	28,213
Other taxes not reflected in gross margin	1,191	1,063	3,497	3,381

Operating Income	$13,045	$10,339	$132,400	$124,438

Net Income	$4,882	$5,528	$79,564	$76,937

Throughput (Bcf)
Residential	5.3	5.0	40.3	35.7
Commercial, Industrial & Other	1.0	1.0	7.6	6.9
Firm Transportation	2.6	2.3	16.2	13.7

Total Firm Throughput	8.9	8.3	64.1	56.3
Interruptible	2.7	2.4	6.0	7.3

Total System Throughput	11.6	10.7	70.1	63.6
Off System/Capacity Management	53.8	31.4	124.0	103.7

Total Throughput	65.4	42.1	194.1	167.3

Customers
Residential	418,792	408,903	418,792	408,903
Commercial, Industrial & Other	25,108	24,901	25,108	24,901
Firm Transportation	59,796	63,521	59,796	63,521

Total Firm Customers	503,696	497,325	503,696	497,325
Interruptible	37	41	37	41

Total System Customers	503,733	497,366	503,733	497,366
Off System/Capacity Management*	28	29	28	29

Total Customers	503,761	497,395	503,761	497,395

* The number of customers represents those active during the last month of the period.
Degree Days
Actual	489	513	5,050	4,593
Normal	511	530	4,600	4,633

Percent of Normal	95.7%	96.8%	109.8%	99.1%

NEW JERSEY RESOURCES ANNOUNCES FISCAL 2014 THIRD-QUARTER EARNINGS; REAFFIRMS INCREASED FISCAL 2014 NET FINANCIAL EARNINGS GUIDANCE; Strong Year-To-Date Results at NJR Energy Services Drives Growth; New Jersey Natural Gas $102.5 Million Infrastructure Investment Approved

ENERGY SERVICES

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer, SREC and megawatt)	2014	2013	2014	2013
Operating Income
Operating revenues	$560,633	$633,533	$2,439,926	$1,741,081
Gas purchases	599,773	593,730	2,311,718	1,661,362

Gross Margin	(39,140)	39,803	128,208	79,719
Operation and maintenance expense	5,033	3,595	25,992	10,190
Depreciation and amortization	15	10	40	32
Energy and other taxes	366	416	1,131	956

Operating (Loss) Income	$(44,554)	$35,782	$101,045	$68,541

Net (Loss) Income	$(28,254)	$22,222	$62,996	$42,812

Financial Margin	$(8,102)	$7,976	$171,156	$45,982

Net Financial (Loss) Earnings	$(8,628)	$2,097	$90,153	$21,479

Gas Sold and Managed (Bcf)	127.0	152.7	469.1	458.0

CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$1,867	$1,793	$4,965	$5,652
Electricity sales	618	462	1,319	831
Other	670	308	1,723	699

Total Operating Revenues	$3,155	$2,563	$8,007	$7,182

Depreciation and Amortization	$2,823	$2,196	$7,969	$6,131

Operating (Loss)	$(2,203)	$(1,988)	$(7,176)	$(5,338)

Income Tax (Provision) Benefit	$(1,286)	$1,477	$18,146	$15,703

Net Income (Loss)	$5,029	$(1,381)	$17,193	$9,078

Net Financial Earnings (Loss)	$3,865	$(1,381)	$20,286	$9,078

Solar Renewable Energy Certificates Generated	23,845	19,070	50,000	37,153

Solar Renewable Energy Certificates Sold	13,364	13,861	34,042	46,223

Megawatts Installed	11.3	2.7	18.1	14.2

Megawatts Under Construction	16.5	2.8	16.5	2.8

MIDSTREAM

Equity in Earnings of Affiliates	$3,511	$3,052	$10,594	$11,012

Operation and Maintenance Expense	$161	$143	$675	$561

Interest Expense	$333	$466	$1,108	$1,533

Net Income	$1,896	$1,541	$5,584	$5,600

RETAIL AND OTHER

Operating Revenues	$13,798	$13,704	$31,896	$32,842

Operating Income	$4,136	$3,119	$689	$1,402

Net income	$2,485	$1,944	$708	$813

Total Customers as of June 30,	126,038	129,805	126,038	129,805